As filed with the Securities and Exchange Commission on May 26, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
UGI CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2668356
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
460 NORTH GULPH ROAD
KING OF PRUSSIA, PA 19406
(610) 337-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
ROBERT H. KNAUSS, ESQ.
VICE PRESIDENT AND GENERAL COUNSEL
UGI CORPORATION
460 NORTH GULPH ROAD
KING OF PRUSSIA, PENNSYLVANIA 19406
(610) 337-1000
(Name, address, including zip code and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities to be Registered	Registered (1)	Share (2)	Offering Price (2)	Registration Fee
Common Stock, without par value (3)	200,000 shares	$25.17	$5,034,000	$358.92

(1)	Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends, or similar transactions.

(2)	Pursuant to Rule 457(c), the offering price is computed on the basis of the average of the high and low prices of the Common Stock of UGI Corporation, as reported on the New York Stock Exchange on May 21, 2010.

(3)	Pursuant to Rule 429(b), this registration statement includes 140,000 shares of common stock that may be issued from time to time and that were previously registered on the registration statement on Form S-3 (No. 333-144781), originally filed on July 23, 2007.
In connection with the 140,000 previously registered shares of common stock that are being carried forward on this registration statement, the registrant paid a fee of $119.23.

DIVIDEND
REINVESTMENT
AND DIRECT STOCK
PURCHASE PLAN
Prospectus May 26, 2010

002CS62644

Dividend Reinvestment and Direct Stock Purchase Plan
This prospectus contains information about the Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) of UGI Corporation (the “Company” or “UGI”). The Plan provides investors with a simple and convenient method to purchase shares of UGI common stock without the payment of any brokerage commissions or service charges. An investor does not have to be a current shareholder of UGI common stock to participate in the Plan.
This prospectus relates to 340,000 shares of UGI common stock, without par value, to be offered for purchase under the Plan. Previously, 140,000 of those shares were covered by a prospectus dated July 23, 2007. This prospectus replaces and supersedes the July 23, 2007 prospectus.
Our common stock is listed on the New York Stock Exchange under the symbol “UGI.” On May 21, 2010, the closing price of our common stock was $25.39 per share.
Investing in our common stock involves risk. Before enrolling in the Plan, carefully consider the risks discussed in this prospectus, including, without limitation, under “Forward-looking Statements,” in Question 2 “What are the disadvantages or risks of the Plan?” and in our filings with the Securities and Exchange Commission.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PLAN OR THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 26, 2010

ABOUT THIS PROSPECTUS
Please read this prospectus carefully. If you own shares now, or if you decide to buy shares in the future, please keep this prospectus with your permanent investment records since it contains important information about the Plan.
You should rely only on the information contained or incorporated by reference in this prospectus or any future prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
As used in this prospectus, the words “we,” “us,” “our” and “UGI” refer to UGI Corporation and its subsidiaries unless otherwise indicated or the context otherwise requires.
FORWARD-LOOKING STATEMENTS
Information contained in this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” “will” or other similar words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future.
A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, we caution you that actual results almost always vary from assumed facts or bases, and the differences between actual results and assumed facts or bases can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the following important factors that could affect our future results and could cause those results to differ materially from those expressed in our forward-looking statements: (1) adverse weather conditions resulting in reduced demand; (2) cost volatility and availability of propane and other liquefied petroleum gases, oil, electricity, and natural gas and the capacity to transport product to our customers; (3) changes in domestic and foreign laws and regulations, including safety, tax and accounting matters; (4) inability to timely recover costs through utility rate proceedings; (5) the impact of pending and future legal proceedings; (6) competitive pressures from the same and alternative energy sources; (7) failure to acquire new customers thereby reducing or limiting any increase in revenues; (8) liability for environmental claims; (9) increased customer conservation measures due to high energy prices and improvements in energy efficiency and technology resulting in reduced demand; (10) adverse labor relations; (11) large customer, counter-party or supplier defaults; (12) liability in excess of insurance coverage for personal injury and property damage arising from explosions and other catastrophic events, including acts of terrorism, resulting from operating hazards and risks incidental to generating and distributing electricity and transporting, storing and distributing natural gas and LPG; (13) political, regulatory and economic conditions in the United States and in foreign countries, including foreign currency exchange rate fluctuations, particularly the euro; (14) capital market conditions, including reduced access to capital markets and interest rate fluctuations; (15) changes in commodity market prices resulting in significantly higher cash collateral requirements; (16) reduced distributions from subsidiaries; and (17) the timing and success of our acquisitions and investments to grow our businesses.
These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results. Carefully consider the factors discussed in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which could materially affect our business, financial condition or future results.
We undertake no obligation to update publicly any forward-looking statement whether as a result of new information or future events except as required by the federal securities laws.

THE COMPANY
UGI Corporation is a holding company that, through subsidiaries, distributes and markets energy products and related services. UGI is a domestic and international retail distributor of propane and butane (which are liquefied petroleum gases); a provider of natural gas and electric service through regulated local distribution utilities; a generator of electricity; a regional marketer of energy commodities; and a regional provider of heating, ventilation, air conditioning, refrigeration and electrical contracting services.
UGI was incorporated in Pennsylvania in 1991. Our executive offices are located at 460 North Gulph Road, King of Prussia, Pennsylvania 19406, and our telephone number is (610) 337-1000. Our website is http://www.ugicorp.com. The information on our website is not incorporated into, and does not constitute a part of, this prospectus.
SUMMARY OF THE PLAN
An investor who participated in the Company’s Dividend Reinvestment and Direct Stock Purchase Plan as of May 26, 2010, the date of this prospectus, automatically continues to be a participant in the Plan to the extent of the investor’s participation as of May 26, 2010.
The Plan provides investors with a simple and convenient method to purchase shares of UGI common stock, without the payment of any brokerage commissions or service charges. The features of the Plan include:
1.	Reinvestment of Dividends; Price. Shareholders may use all or any part of the dividends they are entitled to receive to purchase shares of common stock. The price paid for common stock purchased with reinvested dividends will be equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the trading day immediately preceding the date on which dividends are reinvested, as described under the heading “Reinvestment Date / Investment Date.” See “Dividend Reinvestment Options” and “Purchase Price for Shares” below.

2.	Initial Investment; Price. Interested investors may become participants by making an initial cash investment of at least $1,000 but not more than $12,000. The price paid for common stock purchased upon an initial investment will be equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trading day immediately preceding the investment date. See “Enrollment” and “Purchase Price for Shares” below.

3.	Additional Cash Purchases; Price. Plan participants may purchase additional shares of common stock by using the Plan’s cash investment options. Each additional cash purchase must be with at least $25. Total cash purchases may not exceed $12,000 per year. Only one additional cash purchase may be made per month. Generally, the price paid for common stock purchased under the cash investment options will be equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) on the last trading day immediately preceding the investment date. See “Cash Investment Options” and “Purchase Price for Shares” below.

4.	Payroll Deduction for Employees. Employees who join the Plan may have cash payments deducted from their salary through payroll deductions. See “Cash Investment Options.”

5.	No Commissions or Other Expenses. Participants will pay no brokerage commissions or other expenses when they purchase shares with reinvested dividends or other cash. UGI will pay all of these fees and expenses under the Plan. See “Plan Fees” below.

6.	Safekeeping of Certificates. Participants may deposit UGI common stock certificates for safekeeping into a book-entry account at no additional cost. Upon a participant’s request, a certificate for the shares held in safekeeping will be sent to the participant free of charge.

7.	Federal Taxes on Dividends. Under federal tax law, participants will have to pay federal income tax on reinvested dividends even though they do not actually receive them. See “Tax Aspects” below.

8.	Gifts or Transfer of Shares. Participants may give and transfer shares to others. See “Transfers and Gifts” below.

ADMINISTRATOR OF THE PLAN
Computershare Trust Company, N.A. has been appointed to act as agent for each participant and to administer the Plan (the “Administrator”). The Administrator will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan.
By enrolling in the Plan, participants authorize the Administrator to receive optional cash payments and dividends on their behalf, if any portions of dividends are reinvested, and to apply these amounts to purchase shares of UGI common stock.
UGI reserves the right to make additional or other arrangements for the administration of the Plan. See “Plan Changes and Termination” below for additional information about changes to the Plan.
All inquiries, notices, requests and other communications about participation in the Plan should be directed to the Administrator as detailed below.
INQUIRIES ABOUT THE PLAN AND PARTICIPATION IN THE PLAN
For information about the Plan or participation in the Plan, contact the Administrator:
•	By Telephone

For UGI shareholder service, including the sale of a participant’s shares: 1-800-850-1774

•	In Writing

For account correspondence, to make a cash investment, deposit certificates, request withdrawal of shares, request the sale of shares or terminate participation:
UGI Corporation
c/o Computershare Trust Company, N.A.
P.O. Box 43078
Providence, RI 02940-3078 or
250 Royall Street
Canton, MA 02021
•	By Internet

For a copy of the Plan prospectus, requests to enroll, obtain forms, or sell, other inquiries or requests to initiate certain account transactions: www.computershare.com/investor.
Participants should mention UGI in all communications with the Administrator and provide their account number.
Participants may access their account online to view share balance, track the estimated value of their holdings, view dividend history, sell shares, request a stock certificate, print duplicate statements, and obtain online forms and other information about their account. Participant online account information is housed on the Administrator’s website at www.computershare.com/investor through Investor Centre.
DESCRIPTION OF THE PLAN
The following question and answer format briefly explains the Plan. An investor who participated in the Company’s Dividend Reinvestment and Direct Stock Purchase Plan as of May 26, 2010, the date of this prospectus, automatically continues to be a participant in the Plan to the extent of the investor’s participation as of May 26, 2010.
Purpose
1. What is the purpose of the Plan?
The purpose of the Plan is to provide shareholders and interested investors the opportunity to purchase shares of UGI common stock periodically without payment of commissions or other expenses. The Plan also provides participants with safekeeping of certificates and a convenient way to transfer and sell shares.

Risks
2. What are the disadvantages or risks of the Plan?
In addition to the factors set forth under “Forward-looking Statements” above, the disadvantages or risks of the Plan include:
•	No interest is paid on funds pending investment. No interest is paid on dividends or funds held by the Administrator pending reinvestment or investment.

•	Participants bear all risk of loss that may result from market fluctuations in the price of UGI common stock. UGI cannot guarantee that the price of UGI common stock will increase. The ability to purchase or sell shares is subject to the terms of the Plan; participants cannot designate a specific price or date at which to purchase or sell shares. In addition, participants will not know the exact number of shares purchased until after the reinvestment or investment date. Participants may not be able to purchase or sell shares in the Plan in time to react to market conditions. Thus, participants bear the risk of loss that may result if the price of UGI common stock decreases.

•	Participants may not be able to sell Plan shares at one time or at a favorable price. The market price of our common stock varies. UGI cannot guarantee that there will be an active trading market for its common stock in the future. Participants may not be able to sell all of their Plan shares at any one time or at a favorable price, if at all. Thus, investors should participate in the Plan only if they are capable of making, and seeking to make, a long-term investment in UGI common stock.
Participants are encouraged to review carefully other important factors and risks that are identified in our most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which is incorporated by reference into this prospectus.
Eligibility
3. Who is eligible to participate in the Plan?
Any person or entity is eligible to participate in the Plan, whether or not such person or entity currently owns UGI common stock. Investors living outside the U.S. should make sure that participation would not violate any laws in the country in which they reside. We reserve the right to terminate the participation of any shareholder if we deem it advisable under any foreign laws or regulations.
Enrollment
4. How does a person enroll?
A. How does a shareholder who owns UGI common stock registered in his or her name become a participant?
A shareholder who owns common stock registered in the shareholder’s name may become a participant in the Plan by either:
•	completing the enrollment form included with this prospectus and sending it to the Administrator at the address shown on the form or

•	enrolling online through the Administrator’s website at www.computershare.com/investor and following the instructions provided.
Shareholders who enroll in the Plan can increase their ownership of UGI common stock through the automatic reinvestment of dividends received on UGI common stock or through the cash investment options.
B. How does a shareholder who holds UGI common stock through a broker, bank or other intermediary account become a participant?
A beneficial owner of UGI common stock whose shares are registered in a nominee name (such as in the name of a bank, broker or other nominee) but who wishes to participate in the Plan should arrange to have the participant’s broker, bank or other nominee participate in the Plan on the participant’s behalf. In such a case, participation may be on terms and conditions that differ from the terms and conditions of this Plan and a participant will be unable to participate in any of the cash investment options.

A beneficial owner of UGI common stock whose shares are registered in a nominee name but who wishes to participate directly in the Plan with respect to some or all of the shareholder’s UGI shares should instruct the shareholder’s broker, bank or other nominee to register the requisite number of the shareholder’s UGI shares in the beneficial owner’s name. The beneficial owner should then:
•	complete the enrollment form included with this prospectus and send it to the Administrator at the address shown on the form or

•	enroll online through the Administrator’s website at www.computershare.com/investor and follow the instructions provided.
C. How does an interested investor who is not a shareholder become a participant?
An interested investor may become a participant by making an initial minimum investment of at least $1,000 but not more than $12,000 by either:
•	completing the enrollment form and sending it to the Administrator at the address shown on the form or

•	enrolling online through the Administrator’s website at www.computershare.com/investor and following the instructions provided.
The initial investment can be paid by check, made payable to “Computershare – UGI,” in U.S. dollars drawn on a U.S. bank. When enrolling online, an investor can authorize a one-time bank debit to satisfy the minimum purchase amount or a one-time debit plus ongoing investments. After the initial minimum investment has been paid, the minimum cash purchase will be $25. Total cash purchases, including the initial minimum investment, may not exceed $12,000 per year. Only one cash purchase may be made per month.
5. How can an interested investor or a shareholder get a copy of the prospectus or enrollment form?
To request a copy of the Plan prospectus or enrollment form, contact the Administrator at 1-800-850-1774 or print or download these items from the Administrator’s website at www.computershare.com/investor.
Dividend Reinvestment Options
6. Will participants receive dividends?
The Plan does not affect the dividend policy of UGI or represent a guarantee of the payment of future dividends, which will continue to depend upon the earnings and financial condition of, and other relevant factors affecting, UGI and its subsidiaries.
7. What are the dividend reinvestment options under the Plan?
Participants may elect to reinvest all, some or none of the dividends they receive on UGI common stock to purchase additional shares. Participants must select one of the following three options on the enrollment form:

Full dividend reinvestment	Cash dividends paid on all Plan shares will be automatically reinvested to purchase additional shares of UGI common stock.

Partial dividend reinvestment	A portion of a participant’s cash dividends will be paid in cash and the remainder will be reinvested to purchase additional shares of UGI common stock. A participant must specify the number of whole Plan shares on which they wish to receive cash dividends. A participant may choose to have such cash dividends directly deposited to the participant’s designated U.S. bank account or sent by check.

All cash (no dividend reinvestment)	A participant will be paid all cash dividends. A participant may choose to have such cash dividends directly deposited to the participant’s designated U.S. bank account or sent by check.

If a dividend option is not selected on an enrollment form, a participant’s dividends will be fully reinvested to purchase additional shares. Shares on which dividends are reinvested are considered participating shares.
To have cash dividends directly deposited into a designated U.S. bank account, a participant must complete and return a Direct Deposit Authorization Form. A participant may request a copy of the Direct Deposit Authorization Form from the Administrator at 1-800-850-1774 or authorize direct deposit when enrolling online or accessing the participant’s account online at www.computershare.com/investor.
8. Can a participant change the participant’s dividend option under the Plan?
A participant may request a change to the participant’s dividend option at any time by:
•	calling the Administrator at 1-800-850-1774;

•	accessing the participant’s account through the Administrator’s website at www.computershare.com/investor; or

•	writing to the Administrator at P.O. Box 43078, Providence, RI 02940-3078 or 250 Royall Street, Canton, MA 02021.
The Administrator must receive a request on or before a dividend record date in order for a request to be effective for that dividend. Otherwise, a request will be effective for the following dividend.
Cash Investment Options
9. How do the cash investment options work?
A participant may purchase additional shares of UGI common stock by using the Plan’s cash investment options, under which a participant can invest a minimum of $25 per month and a maximum of $12,000 per year, including the initial minimum investment. Optional cash investments will be used to purchase shares on the first trading day of each month.
•	Investments by check. Participants can make additional cash investments by check, payable to “Computershare – UGI,” in U.S. dollars drawn on a U.S. bank. Participants should not send cash, traveler’s checks, money orders or third party checks. To facilitate investment processing, participants should use the cash investment transaction form attached to the participant’s statement of account and mail the participant’s check and transaction form in the return envelope provided with each statement or to the address specified on the statement. A check must be received by the Administrator at least two business days prior to the date on which such optional cash investment is to be used to purchase any additional shares of common stock. When investing by check, there is no need to invest the same amount each time. A participant is under no obligation to make investments in any month or at any particular time.

•	Investments by one-time bank debit. Participants can make additional cash investments by going to the Administrator’s website at www.computershare.com/investor and authorizing a one-time online bank debit from an account at a U.S. bank or financial institution. One-time online optional cash payments will be held by the Administrator for at least three banking days before being invested. A participant should refer to the online confirmation for the participant’s bank account debit date. When investing by one-time online bank debit, there is no need to invest the same amount each time. A participant is under no obligation to make investments in any month or at any particular time.

•	Investments by automatic withdrawal. Participants can make additional cash investments on a regular, recurring basis by authorizing an Automatic Clearing House withdrawal from an account at a U.S. bank or financial institution. Participants can authorize funds to be withdrawn from such account on the 25th day of each month. If the 25th is not a business day, funds will be withdrawn on the next business day. This feature allows participants to make ongoing investments without writing a check. To authorize automatic withdrawals, a participant must complete a Direct Debit Authorization Form, which can be obtained by calling the Administrator or by accessing the participant’s account through the Administrator’s website at www.computershare.com/investor. A request will be processed and will become effective as promptly as practicable; however, a participant should allow four to six weeks for the first automatic withdrawal to be initiated. Automatic withdrawals will continue at the level specified by a participant until the Administrator is instructed otherwise.

Interest will not be paid on amounts held pending investment. In the event that a participant’s optional cash payment is returned unpaid, whether the attempted investment was made by check or an automatic withdrawal from the participant’s bank account, the Administrator will consider the request for investment of such funds null and void. The Administrator shall immediately remove from the participant’s account those shares, if any, purchased upon the prior credit of such funds. The Administrator shall thereupon be entitled to sell shares to satisfy any uncollected amount and will assess a $25 fee. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Administrator shall be entitled to sell such additional shares from the participant’s account as may be necessary to satisfy the uncollected balance.
10. How does a participant change or stop automatic withdrawals?
A participant may change or stop automatic withdrawals by:
•	calling the Administrator at 1-800-850-1774;

•	accessing the participant’s account through the Administrator’s website at www.computershare.com/investor; or

•	completing and submitting to the Administrator a new Direct Debit Authorization Form.
A new Direct Debit Authorization Form must be completed if a participant’s bank account number changes.
11. How may an employee participate through payroll deductions?
Employees of UGI and its subsidiaries may participate through a payroll deduction option. An employee may join the Plan at any time by completing an authorization form and a payroll deduction form and returning them to UGI. By completing the payroll deduction form, employees will authorize UGI to withhold a specified amount from their compensation in each pay period, the total of which may not exceed $12,000 per year, and apply that amount to the purchase of shares for the account of the employee on the first trading day of each month at a purchase price equal to the average of the high and low sales prices of the common stock on the New York Stock Exchange (Composite Transactions) (“NYSE”) on the last trading day immediately preceding the investment date. The payroll deduction form will permit such authorization to continue for an indefinite period of time until the amount of the payroll deduction is revised, changed or terminated by written notice to UGI. Such notice of a revision, change or termination by an employee will become effective as soon as practicable after an employee’s request is received by UGI. The minimum weekly payroll deduction is $1.
Reinvestment Date / Investment Date
12. When will shares be purchased under the Plan?
The dividend payment dates for UGI common stock are currently the first day of each of January, April, July and October. Thus, the date that dividends are reinvested will be the first day of each of January, April, July and October. If the investment date falls on a day that our stock is not traded (e.g., a weekend day or holiday), then the investment date will be on the next trading day.
Initial and optional cash investments will be invested on the first trading day of each month. The Administrator will apply any optional cash investment received at least two business days before an investment date to the purchase of stock for that investment date. Any optional cash investment not received at least two business days before an investment date will be applied to the purchase of stock on the next succeeding investment date, unless a participant requests that the optional cash investment be returned.
Source of Shares
13. What is the source of shares for the Plan?
Shares of our common stock will be issued directly by us from our authorized but unissued shares or treasury shares.
Purchase Price for Shares
14. At what price are shares purchased with reinvested dividends?
On the dividend payment date, UGI will pay to the Administrator dividends on the shares allocated to participants’ accounts. These funds will be used to purchase shares from the Company at a price equal to the average of the high and low sales prices for the Company’s common stock as reported by the NYSE for the trading day immediately preceding the date on which dividends are reinvested, as described under the heading “Reinvestment Date / Investment Date.”

15. At what price are shares purchased with initial cash investments and optional cash investments?
Initial and optional cash investments will be used to purchase shares on the first trading day of each month. These funds will be used to purchase additional shares at a price equal to the average of the high and low sales prices of the common stock on the NYSE on the last trading day immediately preceding the cash investment date. All additional shares purchased and held under the Plan will automatically become participating shares under the Plan. Each participant’s account will be credited as of the applicable purchase date with the number of full and fractional shares equal to the amount to be invested divided by the applicable purchase price.
16. Will interest be paid on amounts held pending the actual investment date?
No. Interest will not be paid on any amounts held by the Administrator pending investment.
17. Will a participant have control of when shares are purchased?
A participant will not have the authority or power to control either the timing or pricing of shares purchased under the Plan. Accordingly, participants will bear the market risk associated with fluctuations in the price of UGI common stock. That means that it is possible for the market price of UGI common stock to increase or decrease before a participant’s funds are used to purchase shares.
Book-entry Shares and Safekeeping of Shares
18. How are Plan shares held?
Shares of UGI common stock purchased under the Plan will be maintained in a participant’s Plan account in book-entry form. Participants will receive a periodic Plan statement detailing the status of their holdings.
19. May participants deposit UGI shares into their account for safekeeping?
A participant may deposit any UGI stock certificates registered in the participant’s name with the Administrator for “safekeeping” to be held as book-entry shares at no cost. We will pay all fees for this service. Safekeeping is beneficial because participants will no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.
To use the safekeeping service, complete the transaction form that is a part of the statement of account and send it together with the stock certificates to the Administrator at the address indicated on the form. Or, simply send the certificates to the Administrator and include a written request to have the certificates deposited. Do not endorse the certificates or complete the assignment section. Please send certificates by registered or certified mail, with return receipt requested, or some other form of traceable mail, and properly insured.
The certificates will remain a participant’s responsibility until they are received by the Administrator. The Administrator will confirm the receipt of stock certificates deposited for safekeeping.
Certificates for Shares
20. How does a participant obtain a stock certificate?
A participant can request a stock certificate for some or all of the whole shares credited to the participant’s Plan account at any time by:
•	calling the Administrator at 1-800-850-1774;

•	accessing the participant’s account through the Administrator’s website at www.computershare.com/investor; or

•	completing and submitting the tear-off portion of the participant’s statement of account.
Certificates will be issued for whole shares only and are normally issued within two business days after receipt of a request.
If a participant wishes to remain enrolled in the Plan but wishes to withdraw a portion of the participant’s shares, a stock certificate will be issued for the requested number of whole shares and any remaining whole and/or fractional shares will remain in the account.

If a participant requests a stock certificate for all shares credited to the participant’s account and wishes to close such account and terminate participation in the Plan, a stock certificate will be issued for the whole shares and a cash payment will be made for any remaining fractional share. The cash payment will be based on the then-current market price of UGI common stock on the NYSE on the date on which the cash payment is made, less any applicable service or processing fees. Instructions received by the Administrator to terminate participation in the Plan will be processed no later than five business days after the date on which the instructions are received.
Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than a participant’s, the participant will be required to initiate a transfer of ownership before the certificate can be issued. The signature on the transfer instructions must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as discussed under “Transfers and Gifts – Can a participant transfer or gift shares?” below.
Sale of Shares
21. How does a participant arrange for the sale of shares in the Plan?
A participant may use a stockbroker to sell shares by (i) requesting a certificate for the participant’s shares and delivering the certificate to such stockbroker or (ii) authorizing the Administrator to transfer the participant’s shares electronically to a brokerage account through the Direct Registration System. If a participant wants to sell shares held in stock certificate form, the shares must first be deposited and converted into book-entry shares.
In addition, a participant can sell all or any portion of the participant’s book-entry Plan shares by contacting the Administrator. A participant has two choices when making a sale through the Administrator, depending on how a sale request is submitted as follows:
•	Market Order: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Centre or by calling the Administrator directly at 1-800-850-1774. Market order sale requests received at www.computershare.com/investor through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by the Administrator’s broker, less a service fee of $25 and a processing fee of $0.12 per share sold.

•	Batch Order: A batch order is an accumulation of all sales requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available at www.computershare.com/investor through Investor Centre or by calling Computershare directly at 1-800-850-1774. All sales requests received in writing will be submitted as batch order sales. The Administrator will cause a participant’s shares to be sold on the open market within five business days of receipt of a participant’s request. To maximize cost savings for batch order sale requests, the Administrator will seek to sell shares in round lot transactions. For this purpose the Administrator may combine each selling participant’s shares with those of other selling participants. In every case of a batch order sale, the price to each selling participant shall be the weighted average sale price obtained by the Administrator’s broker for each aggregate order placed by the Administrator and executed by the broker, less, a service fee of $15 and a processing fee of $0.12 per share sold. Proceeds are normally paid by check, which are distributed within 24 hours after a participant’s sale transaction has settled.
All per share processing fees include any brokerage commissions the Administrator is required to pay. A participant should be aware that the price of shares of our common stock may rise or fall during the period between a request for sale, its receipt by the Plan Administrator and the ultimate sale on the open market. Instructions sent to the Administrator to sell shares are binding and may not be rescinded. The Administrator may, for various reasons, require a transaction request to be submitted in writing. A participant should contact the Administrator to determine if there are any limitations applicable to a particular sale request.
A participant may also customize his or her payment preference for many different currencies through the Administrator’s International Currency Exchange Service. A participant needs to provide the Administrator with his or her payment preference via www.computershare.com/investor and let the Administrator know where the money is to be deposited. To register for global payments, a participant should go to www.computershare.com/investor and follow the log-in instructions.
The Administrator also reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for the Plan are sold, and no one, other than the Administrator, will select the broker(s) or dealer(s) through or from whom sales are to be made.
Termination of Participation
22. How does a participant terminate participation?
A participant can terminate participation in the Plan at any time by:
•	calling the Administrator at 1-800-850-1774;

•	accessing the participant’s account through the Administrator’s website at www.computershare.com/investor; or

•	completing and submitting the tear-off portion of the participant’s account statement.
If a participant requests termination of participation, the participant must choose (i) to sell all of the participant’s shares held by the Administrator, (ii) to receive a certificate or open a book-entry account for all full shares and a check for any fractional share, or (iii) a combination of the foregoing. After termination of participation, dividends will be paid by check or directly deposited into a participant’s bank account.
In the event a participant reinvests dividends and its notice of termination is received by the Administrator near a record date for a dividend payment, the Administrator, in its sole discretion, may either distribute that dividend in cash or reinvest it in shares on the participant’s behalf. In the event the dividend is reinvested, the Administrator will process the termination as soon as practicable, but in no event later than five business days after the purchase is completed.
23. How can participation in the Plan be terminated by UGI?
At its discretion, UGI may instruct the Administrator to close a Plan account that contains less than one share of UGI common stock. In such a case, the participant will receive a check for the fractional share based on the then-current market price of UGI common stock, less any service and processing fees. The check for the net sale proceeds will be mailed to the participant’s address on record.
UGI reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify the participant in writing and will continue to safekeep the participant’s shares but will not accept optional cash investments or reinvest the participant’s dividends.
Additionally, UGI reserves the right to terminate a participant’s enrollment if UGI deems it advisable under any foreign laws or regulations.
Transfers and Gifts
24. Can a participant transfer or gift shares?
A participant may transfer ownership of some or all Plan shares by gift, private sale, or otherwise. To transfer shares, a participant must complete a Transfer of Ownership Form, or an executed stock power, and return it to the Administrator. Transfers may be made in book-entry or certificated form.
Requests for transfer of book-entry shares held under the Plan are subject to the same requirements as the transfer of UGI common stock certificates, including the requirement of a Medallion Signature Guarantee. A participant may request a copy of the Transfer of Ownership Form by contacting the Administrator at 1-800-850-1774 or by downloading the forms from the Administrator’s website at www.computershare.com/investor.
Reports to Participants
25. What types of reports or communications will a participant receive?

•	Account statements. A participant will receive statements of year-to-date account activity after each transaction in the participant’s account. Each account statement will show the amount of cash invested, where applicable; the amount of dividends reinvested; the purchase or sale price; the number of shares purchased or sold and any applicable fees; and any activity associated with share deposits, transfers or withdrawals. For market order sales, the time of sale will be provided.

•	Shareholder communications. A participant will receive copies of the same communications sent to all other UGI common stockholders. If applicable, a participant may consent to receive such materials electronically over the Internet. Thus, instead of receiving materials through the mail, a participant will receive an electronic notice through e-mail regarding the availability of UGI materials online and instructions regarding how to view and act on them.

•	Annual IRS information returns. A participant will receive an annual statement that reports dividends paid to the participant as well as gross proceeds from the sale of any Plan shares. See “Tax Aspects” below.
Address Change
26. What if a participant’s address changes?
A participant should notify the Administrator promptly if the participant’s address changes. All communications, including notices, dividends and statements, will be sent to the participant’s latest address on record.
Adjustment of Number of Shares
27. What if UGI issues a stock dividend or there is a recapitalization or rights offering?
In the event of any stock dividend on the Company’s common stock, or if there is any recapitalization of the Company affecting the common stock resulting from any merger, consolidation or other reorganization of the Company, or in the event of any split-up or combination of shares of the common stock, appropriate adjustment shall be made by the Board of Directors of the Company in the aggregate number of shares that may thereafter be offered under the Plan. Adjustments shall be made in such manner as the Board of Directors shall in its sole discretion determine to be equitable, and such determination shall be conclusive for all purposes of the Plan.
If the Company sells additional shares of common stock through a rights offering, the rights will be forwarded to the participant for disposition.
Voting
28. How do participants vote Plan shares at shareholder meetings?
Participants may vote Plan shares in accordance with instructions set forth in the Company’s proxy materials for all shareholder meetings.
Plan Changes and Termination
29. Can the Plan be changed or terminated?
The Board of Directors reserves the right to suspend, modify or terminate the Plan at any time. Any such suspension, modification or termination will be announced to all shareholders. No shares issued under the Plan will revert to UGI upon termination of the Plan under any circumstances. The Plan does not affect the dividend policy of UGI or represent a guarantee of future dividends, which will continue to depend upon the earnings and financial condition of, and other relevant factors affecting, UGI and its subsidiaries.
UGI and the Administrator reserve the right to change any administrative procedure of the Plan. If the Plan is terminated, whole shares will continue to be held in book-entry form in a participant’s Plan account or distributed in certificate form at UGI’s sole discretion. A cash payment will be made for any fractional share.
Tax Aspects
30. What are the tax consequences of participating in the Plan?
The discussion below is only a summary of the important U.S. federal income tax consequences of your participation in the Plan. This summary is not a complete description of all of the tax consequences of your participation in the Plan and is subject to change based on changes in tax laws and regulations. Participants are advised to consult their tax advisors with respect to the tax consequences of participation in the Plan (including the effect of U.S. federal, state, local and foreign tax laws and any applicable U.S. tax withholding laws).
Cash dividends, if any, reinvested under the Plan will be taxable for U.S. federal income tax purposes as having been received even though a participant has not actually received them in cash. The total amount of dividends, if any, paid to a participant during a calendar year, whether or not they are reinvested, will be reported to such participant and the U.S. Internal Revenue Service each year.
Participants will not realize any taxable income when they receive certificates for full shares credited to their account whether upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants may realize capital gains or losses when full shares acquired under the Plan are sold. Upon withdrawal from or termination of the Plan, participants may also realize capital gain or loss when they receive a cash payment for a fractional share credited to their accounts.
A participant’s dividends and sale proceeds are subject to U.S. federal tax withholding if the participant fails to provide a taxpayer identification number to the Administrator. Dividends and sale proceeds payable to participants residing in certain foreign countries may also be subject to U.S. federal tax withholding. In any case in which federal income taxes are required to be withheld, the Administrator will reinvest or pay to you, as the case may be, an amount equal to the dividends or sale proceeds less the amount of tax withheld. For U.S. Internal Revenue Service reporting purposes, the amount of any dividend withheld is included in the dividend income.
Responsibilities of UGI and the Administrator
31. What are the responsibilities of UGI and the Administrator under the Plan?
Neither UGI nor the Administrator will be liable for any act the Administrator does in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:
•	failure to terminate a participant’s account upon the participant’s death prior to receiving written notice of such death;

•	purchases or sales prices reflected in the participant’s Plan account or the dates of purchases or sales of the participant’s shares; or

•	any fluctuation in the market value after a participant’s purchase or sale of shares.

PLAN FEES

Enrollment of new investors	•	No Charge

Purchase of shares

• Reinvestment of dividends	•	No charge

• Optional cash investments via check, one-time online bank debit or automatic withdrawal	•	No charge

Market Order Sale of Shares*

• Service Fee	•	$25.00 per transaction

• Processing fee (includes any brokerage commission the Administrator is required to pay)	•	$0.12 per share

Batch Order Sale of shares*

• Service fee	•	$15.00 per transaction

• Processing fee (includes any brokerage commission the Administrator is required to pay)	•	$0.12 per share

Gift or transfer of shares	•	No charge

Safekeeping of stock certificates	•	No charge

Certificate issuance	•	No charge

Returned checks or failed automatic withdrawal	•	$25

*	The Administrator will deduct applicable fees from the proceeds of a sale.
USE OF PROCEEDS
UGI will use the proceeds of the sale of common stock to participants in the Plan for general corporate purposes.
AVAILABLE INFORMATION
UGI files reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934. Such reports, proxy statements and other information are available over the Internet at the SEC’s web site at http://www.sec.gov. A person can also read and copy any document filed with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the operation of the Public Reference Room.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed with the SEC by UGI (File No. 1-11071) are incorporated by reference into this prospectus:
1.	UGI’s Annual Report on Form 10-K for the year ended September 30, 2009.

2.	UGI’s Quarterly Reports on Form 10-Q for the quarters ended December 31, 2009 and March 31, 2010.

3.	UGI’s Current Reports on Form 8-K filed with the Commission on January 29, 2010, April 22, 2010 and May 26, 2010.

4.	The description of UGI’s common stock contained in its registration statement on Form 8-B, dated March 23, 1992, as amended by Amendment No. 1 to Form 8-B, dated April 10, 1992, and Amendment No. 2 to Form 8-B dated April 17, 1996, and any amendments or reports filed after the date hereof for the purpose of updating such description.

All documents filed by UGI with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in and shall be a part of this prospectus from the date of filing of such documents.
The information incorporated by reference is considered to be part of this prospectus and later information filed with the SEC will modify or supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
A copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents, can be requested (at no cost) by writing or calling the Treasurer at UGI Corporation, P.O. Box 858, Valley Forge, Pennsylvania 19482, (610) 337-1000.
LEGAL OPINION
The legality of the shares of common stock offered by this prospectus has been passed upon for UGI by Morgan, Lewis & Bockius LLP.
EXPERTS
The consolidated financial statements of UGI Corporation as of September 30, 2009 and 2008 and for each of the three years in the period ended September 30, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of September 30, 2009, incorporated in this Prospectus by reference to the Current Report on Form 8-K filed on May 26, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DIVIDEND
REINVESTMENT
AND DIRECT STOCK
PURCHASE PLAN
Prospectus May 26, 2010
002CS62644

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$359
Printing	$10,000
Accounting Services	$10,000
Legal Fees	$12,000
Miscellaneous	$641

Total Expenses	$33,000
Item 15. Indemnification of Directors and Officers.
     Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the “Business Corporation Law”) provides that a business corporation may indemnify directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation), provided that the person in question acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 provides that a business corporation may indemnify its directors and officers solely against expenses (including attorneys’ fees) if the action or proceeding is by or in the right of the corporation. In addition, Section 1742 states that indemnification shall not be made if the person has been adjudged to be liable to the corporation unless and only to the extent it is judicially determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification for certain expenses. Section 1743 requires a corporation to indemnify its directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.
     Section 1713 of the Business Corporation Law permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached or failed to perform the duties of such office under applicable law, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. This section also provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or of responsibility or liability under a criminal statute. Section 4.01 of our Bylaws limits the liability of any director to the fullest extent permitted by Section 1713 of the Business Corporation Law.
     Section 1746 of the Business Corporation Law grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article VII of our Bylaws provides for indemnification of directors, officers and other agents to the extent otherwise permitted by Section 1741 of the Business Corporation Law and pursuant to the authority of Section 1746 of the Business Corporation Law.
     Article VII of our Bylaws provides, except as expressly prohibited by law or as a result of a final arbitration decision under Section 7.06 of the Bylaws, an unconditional right to indemnification for expenses and any liability paid or incurred by any of our directors or officers, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of us or, at our request, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. The Bylaws specifically authorize indemnification against both judgments and amounts paid in settlement of derivative suits. Section 1742 of the Business Corporation Law authorizes indemnification solely of expenses incurred in defending a derivative action. Article VII of the Bylaws also allows indemnification for punitive damages and liabilities incurred under federal securities laws.
     Unlike the provisions of Business Corporation Law Sections 1741 and 1742, Article VII does not require us to determine the availability of indemnification by the procedures or the standard of conduct specified in Sections 1741 and 1742 of the Business Corporation Law. A person who has incurred an indemnifiable expense or liability has a right to be indemnified independent of any procedures or determinations that otherwise would be required, and that right is enforceable against us as long as indemnification is not prohibited by law or a final arbitration decision. To the extent indemnification is permitted only for a portion of a liability, the Bylaw provisions require us to indemnify such portion. If the indemnification provided for in Article VII is unavailable for any reason in respect of any liability or portion thereof, the Bylaws require us to make a contribution toward the liability. Indemnification rights under the Bylaws do not depend upon the approval of any future Board of Directors.
     Section 7.03 of our Bylaws requires us to pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by a director or officer in specified circumstances upon receipt of an undertaking by or on behalf of him or her to repay the amount if it is ultimately determined pursuant to Section 7.06 of the Bylaws that he or she is not entitled to be indemnified by us pursuant to Article VII. Section 7.04 of our Bylaws authorizes us to further effect or secure our indemnification obligations by entering into indemnification agreements, maintaining insurance, acting as self-insurer, creating a trust fund, granting a security interest in its assets or property, establishing a letter of credit or using any other means that may be available from time to time.
     Section 5.01(c) of our Bylaws limits the personal liability of our officers to us and our shareholders for monetary damages for any action taken, or any failure to take action, unless the officer has breached or failed to perform the applicable duties of his or her office and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Section 5.01(c), however, does not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Item 16. Exhibits.

Exhibit No.	Exhibit
3.1	(Second) Amended and Restated Articles of Incorporation of the Company as amended through June 6, 2005 (incorporated by reference to Exhibit 3.1 contained in UGI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

3.2	Bylaws of UGI as amended through September 28, 2004 (incorporated by reference to Exhibit 3.2 contained in UGI’s Current Report on Form 8-K dated September 28, 2004)

5.1	Legal Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)
Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norristown, Pennsylvania, on the 26th day of May, 2010.

UGI CORPORATION
By:	/s/ Lon R. Greenberg
Lon R. Greenberg
Chairman and Chief Executive Officer

Each person whose signature appears below hereby appoints Lon R. Greenberg, John L. Walsh, and Robert H. Knauss, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments to this registration statement (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, as of May 26, 2010.

By:	/s/ Lon R. Greenberg	Chairman of the Board and Chief Executive Officer
	Lon R. Greenberg	(Principal Executive Officer) and Director

By:	/s/ John L. Walsh	President and Chief Operating Officer
	John L. Walsh	(Principal Operating Officer) and Director

By:	/s/ Peter Kelly	Vice President — Finance and Chief Financial Officer
	Peter Kelly	(Principal Financial Officer)

By:	/s/ Davinder Athwal	Vice President — Accounting and Financial Control
	Davinder Athwal	and Chief Risk Officer (Principal Accounting Officer)

By:	/s/ Stephen D. Ban	Director
Stephen D. Ban

By:	/s/ Richard C. Gozon	Director
Richard C. Gozon

By:	/s/ Ernest E. Jones	Director
Ernest E. Jones

By:	/s/ Anne Pol	Director
Anne Pol

By:	/s/ M. Shawn Puccio	Director
M. Shawn Puccio

By:	/s/ Marvin O. Schlanger	Director
Marvin O. Schlanger

By:	/s/ Roger B. Vincent	Director
Roger B. Vincent

Exhibit Index

Exhibit No.	Exhibit
3.1	(Second) Amended and Restated Articles of Incorporation of the Company as amended through June 6, 2005 (incorporated by reference to Exhibit 3.1 contained in UGI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005)

3.2	Bylaws of UGI as amended through September 28, 2004 (incorporated by reference to Exhibit 3.2 contained in UGI’s Current Report on Form 8-K dated September 28, 2004)

5.1	Legal Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on signature page)